Exhibit 99.1

PERIODIC REPORT CERTIFICATION
of the Chief Executive Officer and Chief Financial Officer

I, Craig A. Hutchison, Chief Executive Officer of Perry Judd’s Holdings, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)  the Report of the Company on Form 10-Q for the quarterly period ending June 30, 2002, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Craig A. Hutchison
Craig A. Hutchison Chief Executive Officer August 14, 2002

I, Verne F. Schmidt, Chief Financial Officer of Perry Judd’s Holdings, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)  the Report of the Company on Form 10-Q for the quarterly period ending  June 30 2002, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Verne F. Schmidt
Verne F. Schmidt Chief Financial Officer August 14, 2002